Exhibit 3

No. 09717350

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

Articles of Association

of

COCA-COLA EUROPEAN PARTNERS PLC

23.	Liability of Joint Holders	13

24.	Interest Due on Non-Payment	13

25.	Sums Due on Allotment Treated as Calls	13

26.	Power to Differentiate	13

27.	Payment of Calls in Advance	13

28.	Notice if Call or Instalment Not Paid	13

29.	Form of Notice	13

30.	Forfeiture for Non-Compliance with Notice	14

31.	Notice after Forfeiture	14

32.	Sale of Forfeited Shares	14

33.	Arrears to be Paid Notwithstanding Forfeiture	14

34.	Statutory Declaration as to Forfeiture	14

35.	Transfer	15

36.	Signing of Transfer	15

37.	Rights to Decline Registration of Partly Paid Shares	15

38.	Other Rights to Decline Registration	15

39.	No Fee for Registration	16

40.	Untraced Shareholders	16

41.	Transmission on Death	17

42.	Entry of Transmission in Register	18

43.	Election of Person Entitled by Transmission	18

44.	Rights of Person Entitled by Transmission	18

45.	Sub-division	18

46.	Fractions	18

47.	Omission or Non-Receipt of Notice	19

48.	Postponement of General Meetings	19

49.	Quorum	19

50.	Procedure if Quorum Not Present	20

51.	Security Arrangements	20

52.	Chairman of General Meeting	20

53.	Orderly Conduct	20

54.	Entitlement to Attend and Speak	21

55.	Adjournments	21

56.	Notice of Adjournment	21

57.	Amendments to Resolutions	21

58.	Amendments Ruled Out of Order	22

59.	Votes of Members	22

60.	Method of Voting	22

61.	Procedure if Poll Demanded	22

62.	When Poll to be Taken	23

63.	Continuance of Other Business after Poll Demand	23

64.	Votes of Joint Holders	23

65.	Voting on Behalf of Incapable Member	23

66.	No Right to Vote where Sums Overdue on Shares	23

67.	Objections or Errors in Voting	23

68.	Appointment of Proxies	24

69.	Receipt of Proxies	24

70.	Maximum Validity of Proxy	25

71.	Form of Proxy	26

72.	Cancellation of Proxy’s Authority	26

73.	Shareholder approvals	26

74.	Separate General Meetings	26

75.	Number of Directors	27

76.	Directors’ Shareholding Qualification	27

77.	Power of Company to Appoint Directors	27

78.	Appointment of Directors	27

79.	Retirement and Re-election of Directors	28

80.	Filling Vacancies	29

81.	Power of Removal by Special Resolution	29

82.	Persons Eligible as Directors	29

83.	Position of Retiring Directors	29

84.	Vacation of Office by Directors	30

85.	Executive Directors	30

86.	Chief Executive Officer	31

87.	Alternate Directors	31

88.	Directors’ Fees	33

89.	Additional Remuneration	33

90.	Expenses	33

91.	Pensions and Gratuities for Directors	33

92.	Conflicts of Interest Requiring Board Authorisation	34

93.	Other Conflicts of Interest	35

94.	Benefits	35

95.	Quorum and Voting Requirements	36

96.	General	38

97.	General Powers of Company Vested in Board	38

98.	Agents	39

99.	Delegation to Individual Directors	39

100.	Registers	40

101.	Provision for Employees	40

102.	Board Meetings	40

103.	Notice of Board Meetings	40

104.	Quorum	40

105.	Directors below Minimum through Vacancies	41

106.	Appointment of Chairman	41

107.	Competence of Meetings	43

108.	Voting	43

109.	Delegation to Committees	43

110.	Participation in Meetings	44

111.	Resolution in Writing	45

112.	Validity of Acts of Board or Committee	45

113.	Use of Seals	45

114.	Declaration of Dividends by Company	45

115.	Payment of Interim and Fixed Dividends by Board	45

116.	Calculation and Currency of Dividends	46

117.	Amounts Due on Shares may be Deducted from Dividends	46

118.	No Interest on Dividends	46

119.	Payment Procedure	46

120.	Uncashed Dividends	48

121.	Forfeiture of Unclaimed Dividends	48

122.	Dividends Not in Cash	48

123.	Scrip Dividends	49

124.	Power to Capitalise Reserves and Funds	51

125.	Settlement of Difficulties in Distribution	52

126.	Power to Choose Any Record Date	52

127.	Inspection of Records	52

128.	Strategic Reports with Supplementary Material	52

129.	Method of Service	52

130.	Record Date for Service	53

131.	Members on Branch Registers	54

132.	Service of Notice on Person Entitled by Transmission	54

133.	Deemed Delivery	54

134.	Notice When Post Not Available	55

135.	Presumptions Where Documents Destroyed	56

136.	Indemnity of Directors	57

137.	Entrenchment	57

138.	Provisions Ceasing to Have Effect	57

ARTICLES OF ASSOCIATION

of

COCA-COLA EUROPEAN PARTNERS PLC

public limited company limited by shares

Articles adopted to take effect on 28 May 2016

Interpretation

1.	Exclusion of Model Articles

No articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the articles of the company.

2.	Definitions

In these articles unless the context otherwise requires:-

“address” includes a number or address used for the purposes of sending or receiving documents or information by electronic means;

“these articles” means these articles of association as altered from time to time and the expression “this article” shall be construed accordingly;

“the auditors” means the auditors from time to time of the company or, in the case of joint auditors, any one of them;

“the Bank of England base rate” means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998;

“the board” means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references in these articles to a share being held in certificated form shall be construed accordingly;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company;

“the company” means Coca-Cola European Partners plc;

“the effective date” means 28 May 2016;

“equity proportion” means, in relation to Red or Olive Holdco:

(a)	subject to (b) below, the total number of ordinary shares held by Red or Olive HoldCo (as applicable) divided by the total number of ordinary shares in issue, expressed as a percentage (the “Actual Proportion”),

(b)	if greater than the result produced by (a) above, but subject to (c) below, the Actual Proportion adjusted so that the calculation ignores the dilutive effect of the issue of ordinary shares on or after the effective date on a basis that did not permit Red or Olive HoldCo (as applicable) to participate pro rata (so far as practicable) to its actual holding (the “Deemed Proportion”),

(c)	if, at any time after the fourth anniversary of the effective date, Red’s or Olive HoldCo’s (as applicable) Actual Proportion is less than 80 per cent. of its Deemed Proportion, the Actual Proportion, and, in connection with the determination of the equity proportion the reference in (b) above to the “effective date” shall, on and from each occasion on which the equity proportion is determined by the application of (c) above, be read as a reference to “the most recent date on which the equity proportion was determined by the application of (c) below”;

“the group” means the company and its subsidiaries and subsidiary undertakings from time to time;

“the holder” in relation to any shares means the person whose name is entered in the register as the holder of those shares;

“independent director” means each initial independent director and any other director that the Nomination Committee determines is to be considered as independent;

“initial independent director” means each of Mr Philip Humann; Mr Thomas H. Johnson; Mr Curtis R. Welling; Mr Jan Bennink; Mr Orrin H Ingram II; Ms Veronique Morali; Mr Garry Watts; Ms Christine Cross; and Mr Javier Ferran but only, as regards any such person, until the earlier of the conclusion of the annual general meeting at which, in accordance with article 79(B), 79(C) or 79(D), he first retires from office or the time at which he ceases to be a director;

“nominated director” means an Olive HoldCo nominated director or a Red nominated director;

“the Nomination Committee” means the nomination committee of the board;

“the office” means the registered office from time to time of the company;

“Olive HoldCo” means Olive Partners S.A.;

“Olive HoldCo nominated director” means a director having been nominated by Olive Holdco;

“Operator” means the operator of CREST;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“Red” means collectively The Coca-Cola Company and each of its subsidiary undertakings to the extent that they hold shares in the company from time to time;

“Red nominated director” means a director having been nominated by Red;

“the register” means the register of members of the company;

“seal” means any common or official seal that the company may be permitted to have under the Companies Acts;

“the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“Securities” means:

(a)	ordinary shares or any other class of shares in the company or any other equity securities in the company; and

(b)	options, warrants, notes, bonds or other securities or debt (i) convertible into, or exchangeable for, ordinary shares or any other class of shares or any other equity securities in the company or (ii) containing equity features or containing profit participation features with respect to the company;

“the uncertificated securities rules” means any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision;

“uncertificated share” means a share of a class which is at the relevant time a participating class, title to which is recorded on the register as being held in uncertificated form and references in these articles to a share being held in uncertificated form shall be construed accordingly;

“United Kingdom” means Great Britain and Northern Ireland;

“US” means the United States of America;

references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise and written shall be construed accordingly;

words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate;

references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

for the purposes of the definitions of “equity proportion” and “Red”, shares will be deemed to be held by (and the same applies where analogous expressions are used) Red or Olive HoldCo (as applicable):

(i)	if Red or Olive HoldCo (as applicable) holds depositary receipts (or other securities) in respect of or representing those share(s); or

(ii)	if:

(A)	Red or Olive HoldCo (as applicable) has or holds the Identified Rights in respect of those share(s); and

(B)	those share(s) are registered in the name of or held by any Identified Member;

For these purposes:

•	Red or Olive HoldCo (as applicable) shall have or hold the “Identified Rights” in respect of any share(s) if it directly or indirectly (including through one or more intermediaries): (i) controls or exercises, or is able to exercise or direct the exercise of, the voting rights in respect of those shares; and (ii) has the rights to, is otherwise entitled to, or receives, the economic benefits in respect of those share(s), in each case subject to customary exceptions (including law, tax or similar and rights of intermediaries); and

•	an “Identified Member” shall mean: (i) Cede & Co for or on behalf of the Depository Trust Company, a nominee or custodian for or on behalf of Euroclear, a securities depositary or clearing or settlement system or, in each case, any successor of or replacement to any of them; or (ii) any other direct or indirect nominee, custodian, depositary, financial services intermediary, broker dealer or similar, and, for the purposes of these articles, where (i) or (ii) above applies, rights under these articles conferred on or exercisable by Red (or a Red nominated director) or Olive HoldCo (or an Olive HoldCo nominated director) (as applicable) or otherwise attached to shares in respect of which Red or Olive HoldCo (as applicable) holds depositary receipts (or other securities) or has the Identified Rights shall be exercisable, at the nomination of Red or OliveHoldCo (as applicable), by: (a) Red (or a Red nominated director) or Olive HoldCo (or an Olive HoldCo nominated director) (as applicable); and/or (b) the registered holder of the shares in respect of which Red or Olive HoldCo (as applicable) holds depositary receipts (or other securities) or has the Identified Rights (on the basis that references to “Red” or “Olive HoldCo (as applicable) shall be deemed to include such registered holder); and

headings are included only for convenience and shall not affect meaning.

3.	Limited Liability

The liability of members of the company is limited to the amount, if any, unpaid on the shares in the company held by them.

Name

4.	Change of Name

The company may change its name by resolution of the board.

Share Capital

5.	Rights Attached to Shares

Subject to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide. Such rights and restrictions shall apply to the relevant shares as if the same were set out in these articles.

6.	Redeemable Shares

Subject to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the company or the holder. The board may determine the terms, conditions and manner of redemption of any redeemable share so issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these articles.

7.	Variation of Rights

Subject to the provisions of the Companies Acts, all or any of the rights attached to any existing class of shares may from time to time (whether or not the company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be one person entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum), and that any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll. The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

8.	Matters not constituting Variation of Rights

The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the company of any of its own shares.

9.	Shares

Subject to the provisions of these articles and to any resolution passed by the company and without prejudice to any rights attached to existing shares, the board may offer, allot, grant options over or otherwise deal with or dispose of shares in the company to such persons, at such times and for such consideration and upon such terms as the board may decide.

10.	Payment of Commission

The company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly-paid shares or other securities or partly in one way and partly in the other.

11.	Trusts Not Recognised

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder.

12.	Suspension of Rights Where Non-Disclosure of Interest

(A)

Where the holder of any shares in the company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub-paragraph (iii) of the definition of “relevant restrictions”, the board may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice and to keep them in certificated form for as long as the board requires. The notice may also state that the member may not change any of the relevant shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form.

(B)	If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the company shall, within seven days, cancel the restriction notice. The company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale.

(C)	Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

(D)	Any new shares in the company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

(E)	Any holder of shares on whom a restriction notice has been served may at any time request the company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the company shall give that information accordingly.

(F)	If a statutory notice is given by the company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

(G)

This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.

(H)	In this article:-

a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the company by a member as being so interested or shown in any register or record kept by the company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the company, any person whom the company knows or has reasonable cause to believe is or may be so interested;

“0.25 per cent. interest” means shares in the company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the restriction notice;

“relevant period” means a period of 14 days following service of a statutory notice;

“relevant restrictions” mean in the case of a restriction notice served in respect of a 0.25 per cent. interest that:-

(i)	the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii)	the board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and

“statutory notice” means a notice served by the company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.

13.	Uncertificated Shares

(A)	Pursuant and subject to the uncertificated securities rules, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

(B)	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system;

(iii)	any provision of the uncertificated securities rules; and

(iv)	the exercise of any powers or functions by the company or the effecting by the company of any actions by means of a relevant system,

and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

(C)	Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

(D)	If, under these articles or the Companies Acts, the company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the Companies Acts, such entitlement shall include the right of the board to:

(i)	require the holder of that uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the board requires;

(ii)	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(iii)	take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

(E)	Unless the board otherwise determines, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form. However shares held in uncertificated form shall not be treated as forming a class which is separate from certificated shares with the same rights.

(F)	Unless the board otherwise determines or the uncertificated securities rules otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

(G)	The company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

14.	Right to Share Certificates

Every person (except a person to whom the company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a certificated share held jointly by several persons, the company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge to the extent the balance is to be held in certificated form.

15.	Replacement of Share Certificates

If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the company incurred in connection with the issue of any certificates under this article. Any one of two or more joint holders may request replacement certificates under this article.

16.	Execution of Share Certificates

Every share certificate shall be executed under a seal or in such other manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

17.	Share Certificates Sent at Holder’s Risk

Every share certificate sent in accordance with these articles will be sent at the risk of the member or other person entitled to the certificate. The company will not be responsible for any share certificate lost or delayed in the course of delivery.

Lien

18.	Company’s Lien on Shares Not Fully Paid

The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

19.	Enforcing Lien by Sale

The company may sell, in such manner as the board may decide, any share on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to sign an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale.

20.	Application of Proceeds of Sale

The net proceeds, after payment of the costs, of the sale by the company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale.

Calls on Shares

21.	Calls

Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.	Timing of Calls

A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

23.	Liability of Joint Holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.	Interest Due on Non-Payment

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the board may decide, and all expenses that have been incurred by the company by reason of such non-payment, but the board shall be at liberty in any case or cases to waive payment of the interest or expenses wholly or in part.

25.	Sums Due on Allotment Treated as Calls

Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

26.	Power to Differentiate

The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

27.	Payment of Calls in Advance

The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate (not exceeding the Bank of England base rate by more than five percentage points, unless the company by ordinary resolution shall otherwise direct) as the board may decide.

Forfeiture of Shares

28.	Notice if Call or Instalment Not Paid

If the whole or any part of any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the company by reason of such non-payment.

29.	Form of Notice

The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited.

30.	Forfeiture for Non-Compliance with Notice

If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it have been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

31.	Notice after Forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give notice.

32.	Sale of Forfeited Shares

Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to sign an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal. At any time before a sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

33.	Arrears to be Paid Notwithstanding Forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the board may decide from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

34.	Statutory Declaration as to Forfeiture

A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the signing of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or disposal.

Transfer of Shares

35.	Transfer

(A)	Subject to such of the restrictions of these articles as may be applicable:-

(i)	any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

(B)	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it.

36.	Signing of Transfer

The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the company.

37.	Rights to Decline Registration of Partly Paid Shares

The board can decline to register any transfer of any share which is not a fully paid share.

38.	Other Rights to Decline Registration

(A)	Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B)	The board may decline to register any transfer of a certificated share unless:-

(i)	the instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person signing the instrument of transfer to make the transfer and, if the instrument of transfer is signed by some other person on his behalf, the authority of that person so to do;

(ii)	the instrument of transfer is in respect of only one class of share; and

(iii)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

(C)	For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

39.	No Fee for Registration

No fee shall be charged by the company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register.

Untraced Shareholders

40.	Untraced Shareholders

(A)	The company may sell any certificated shares in the company on behalf of the holder of, or person entitled by transmission to, the shares at the best price reasonably obtainable at the time of sale if:-

(i)	the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period;

(ii)	no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relevant cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period;

(iii)	so far as any director of the company at the end of the relevant period is then aware, the company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares; and

(iv)	the company has caused two advertisements to be published, one in a newspaper with a national circulation and the other in a newspaper circulating in the area in which the last known postal address of the holder of, or person entitled by transmission to, the shares or the postal address at which service of notices may be effected under these articles is located, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates.

(B)	The company shall also be entitled to sell at the best price reasonably obtainable at the time of sale any additional certificated shares in the company issued either in certificated or uncertificated form during the qualifying period in right of any share to which paragraph (A) of this article applies (or in right of any share so issued), if the criteria in paragraph (A)(ii) to (iv) are satisfied in relation to the additional shares.

(C)	To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and an instrument of transfer signed by that person shall be as effective as if it had been signed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the company and, upon their receipt, the company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds unless and until forfeited under this article. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the company or as it thinks fit. If no valid claim for the money has been received by the company during a period of six years from the date on which the relevant shares were sold by the company under this article, the money will be forfeited and will belong to the company.

(D)	For the purpose of this article:-

“the qualifying period” means the period of 12 years immediately preceding the date of publication of the advertisements referred to in paragraph (A)(iv) above or of the first of the two advertisements to be published if they are published on different dates; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of paragraph (A)(i) to (iv) above have been satisfied.

Transmission of Shares

41.	Transmission on Death

If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

42.	Entry of Transmission in Register

Where the entitlement of a person to a certificated share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

43.	Election of Person Entitled by Transmission

Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the company to that effect. If he elects to have another person registered and the share is a certificated share, he shall sign an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the signing of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or signed by the member.

44.	Rights of Person Entitled by Transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings.

Alteration of Share Capital

45.	Sub-division

Any resolution authorising the company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference, advantage or deferred or other right or be subject to any restriction as compared with the others.

46.	Fractions

Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any holders would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit including by aggregating and selling them or by dealing with them in some other way. For the purposes of effecting any such sale, the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The board may sell shares representing fractions to any person, including the company and may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Notice of General Meetings

47.	Omission or Non-Receipt of Notice

(A)	The accidental omission to give any notice of a meeting or the accidental omission to send or supply any document or other information relating to any meeting to, or the non-receipt (even if the company becomes aware of such failure to send or supply or non-receipt) of any such notice, document or other information by, any person entitled to receive the notice, document or other information shall not invalidate the proceedings at that meeting.

(B)	A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

48.	Postponement of General Meetings

If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone or move the rearranged meeting under this article.

Proceedings at General Meetings

49.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, the quorum shall be member(s), present in person or by proxy, who together represent at least a majority of the voting rights of all the members entitled to vote at the relevant meeting, save that if the company has only one member entitled to attend and vote at the general meeting then one member present in person or by proxy at the meeting and entitled to vote is a quorum.

50.	Procedure if Quorum Not Present

If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

(A)	if convened by or upon the requisition of members, shall be dissolved; and

(B)	in any other case, it shall stand adjourned to such other day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the chairman of the meeting may decide. At any adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

51.	Security Arrangements

The board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to, or to authorise some one or more persons who shall include a director or the secretary or the chairman of the meeting to, refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

52.	Chairman of General Meeting

The chairman (if any) of the board shall preside as chairman at every general meeting If there is no chairman, or if at any meeting the chairman is not present within five minutes after the time appointed for the commencement of the meeting, or if the chairman is not willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting. Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

53.	Orderly Conduct

The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

54.	Entitlement to Attend and Speak

Each director shall be entitled to attend and speak at any general meeting of the company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the company where he considers that this will assist in the deliberations of the meeting.

55.	Adjournments

The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once.

56.	Notice of Adjournment

If the continuation of an adjourned meeting is to take place three months or more after it was adjourned or if business is to be transacted at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided in this article, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments

57.	Amendments to Resolutions

In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least two working days prior to the date appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been received by the company at the office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

58.	Amendments Ruled Out of Order

If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Voting

59.	Votes of Members

Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, members shall be entitled to vote at a general meeting whether on a show of hands or on a poll as provided in the Companies Acts. For this purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant member to vote in the way in which the proxy elects to exercise that discretion.

60.	Method of Voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. A poll may be demanded by:-

(A)	the chairman of the meeting; or

(B)	at least five persons present and entitled to vote on the resolution; or

(C)	any member or members present in person or by proxy and representing in the aggregate not less than one tenth of the total voting rights of all the members having the right to vote on the resolution; or

(D)	any member or members present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution on a show of hands has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

61.	Procedure if Poll Demanded

If a poll is properly demanded it shall be taken in such manner as the chairman of the meeting shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

62.	When Poll to be Taken

A poll demanded on the election of a chairman of the meeting, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than 30 days after the date of the demand) and at such time and place as the chairman of the meeting shall direct. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll.

63.	Continuance of Other Business after Poll Demand

The demand for a poll (other than on the election of a chairman of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

64.	Votes of Joint Holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

65.	Voting on Behalf of Incapable Member

A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote at any general meeting of the company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received by the company not later than the last time at which appointments of proxy should have been received in order to be valid for use at that meeting or on the holding of that poll.

66.	No Right to Vote where Sums Overdue on Shares

No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by him in respect of that share have been paid.

67.	Objections or Errors in Voting

(A)	If:-

(i)	any objection shall be raised to the qualification of any voter, or

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected, or

(iii)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting or poll at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

(B)	The company shall not be obliged to ascertain whether a proxy or representative of a corporation has voted in accordance with a member’s instructions and the failure of a proxy or representative so to do shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution.

Proxies

68.	Appointment of Proxies

The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. If a member appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

69.	Receipt of Proxies

(A)	The appointment of a proxy must:-

(i)	in the case of an appointment made in hard copy form, be received at the office (or such other place in the United Kingdom as may be specified by the company for the receipt of appointments of proxy in hard copy form) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board;

(ii)

in the case of an appointment made by electronic means, be received at the address specified by the company for the receipt of appointments of proxy by electronic means not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which such an appointment is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at such address or at the office (or such other place in the United Kingdom as may be specified by the company for the receipt of such documents) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(iii)	in the case of a poll taken more than 48 hours after it was demanded, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll;

(iv)	in the case of a poll taken following the conclusion of a meeting or adjourned meeting but not more than 48 hours after it was demanded, be received as aforesaid before the end of the meeting at which it was demanded (or at such later time as the board may determine), and an appointment of a proxy which is not, or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(B)	The board may at its discretion determine that in calculating the periods mentioned in this article no account shall be taken of any part of a day that is not a working day.

70.	Maximum Validity of Proxy

No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

71.	Form of Proxy

The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

72.	Cancellation of Proxy’s Authority

A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the company at the office (or such other place or address as was specified by the company for the receipt of appointments of proxy) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

Allotment and repurchase of shares

73.	Shareholder approvals

None of the actions listed below shall be taken by the company, except with the approval given in advance by shareholders by special resolution:

(A)	in one or a series of related transactions, issue any Securities, or grant any person rights to be issued any Securities, in each case representing 20 per cent. or more of the issued share capital of the company; or

(B)	repurchase, redeem or otherwise reorganise the company’s share capital, including by way of reduction of capital, buy-back or redemption of Securities, in one or a series of related transactions in each case in respect of 10 per cent. or more of the issued share capital of the company in each year.

Class Meetings

74.	Separate General Meetings

The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

Appointment, Retirement and Removal of Directors

75.	Number of Directors

(A)	The directors (disregarding alternate directors) shall be not less than two nor more than seventeen in number.

(B)	The board shall at all times contain a majority of independent directors and a majority of directors who are non-US citizens and not resident in the US.

76.	Directors’ Shareholding Qualification

No shareholding qualification for directors shall be required.

77.	Power of Company to Appoint Directors

Subject to the provisions of these articles, the company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

78.	Appointment of Directors

(A)	Subject to the provisions of these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

(B)	If Olive HoldCo’s equity proportion is:

(i)	25 per cent. or more, Olive HoldCo may nominate a maximum at any one time of five persons to be Olive HoldCo nominated directors;

(ii)	20 per cent. or more Olive HoldCo may nominate a maximum at any one time of four persons to be Olive HoldCo nominated directors;

(iii)	15 per cent. or more, Olive HoldCo may nominate a maximum at any one time of three persons to be Olive HoldCo nominated directors;

(iv)	10 per cent. or more, Olive HoldCo may nominate a maximum at any one time of two persons to be Olive HoldCo nominated directors; or

(v)	5 per cent. or more, Olive HoldCo may nominate one person to be an Olive HoldCo nominated director.

(C)	If Red’s equity proportion is:

(vi)	10 per cent. or more, Red may nominate a maximum at any one time of two persons to be Red nominated directors; or

(vii)	5 per cent. or more, Red may nominate one person to be a Red nominated director.

(D)	A Red nominated director or an Olive HoldCo nominated director, as the case may be, being entitled to be appointed in accordance with this article 78, shall be appointed as a director of the company by notice, given by Olive HoldCo or (as the case may be) Red, in writing sent to or received at the office or an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board.

(E)	Subject to article 78(B) (in the case of Olive HoldCo) or article 78(C) (in the case of Red), if a nominated director ceases to be a director for any reason, Olive HoldCo or (as the case may be) Red, shall be entitled to nominate a replacement.

(F)	Upon an initial independent director or an independent director ceasing to hold office as a director, any proposed replacement must be nominated to the board for appointment by the Nomination Committee and will become a director if approved by the board

79.	Retirement and Re-election of Directors

(A)	At every annual general meeting all the directors (other than the initial independent directors except as contemplated by articles 79(B), (C) and (D)) shall retire from office and may offer themselves for re-appointment by the members. This requirement does not apply to (i) the initial chairman in respect of the period of nine years after the effective date for so long as she holds the office of chairman in accordance with article 106(B) or (ii) the initial Chief Executive Officer of the company in respect of the 12 month period after the effective date and any extension to the term of the initial Chief Executive Officer in accordance with article 86(C).

(B)	Three of the initial independent directors (the identity of such three to be decided by the board) shall retire from office and may offer themselves for re-appointment at the annual general meeting of the company to be held in 2019. Any such independent director shall, following the annual general meeting in 2019, thereafter be subject to annual retirement in accordance with article 79(A).

(C)	A further three of the initial independent directors (the identity of such three to be decided by the board) but not being any independent directors who stood for re-election pursuant to article 79(B) shall retire from office and may offer themselves for re-appointment at the annual general meeting of the company to be held in 2020. Any such independent director shall, following the annual general meeting in 2020, thereafter be subject to annual retirement in accordance with article 79(A).

(D)

A further three of the initial independent directors (the identity of such three to be decided by the board) but not being any independent directors who stood for re-election pursuant to article 79(B) or 79(C) shall retire from office and may offer themselves for re-appointment at the annual general meeting of the company to be held in 2021. Any such independent director shall, following the annual general meeting in 2021, thereafter be subject to annual retirement in accordance with article 79(A).

(E)	There shall be no mandatory retirement age for any director.

80.	Filling Vacancies

Subject to the provisions of these articles, at the meeting at which a director retires the company can pass an ordinary resolution to re-appoint the director or to elect some other eligible person in his place.

81.	Power of Removal by Special Resolution

In addition to any power of removal conferred by the Companies Acts, the company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

82.	Persons Eligible as Directors

A retiring director shall be eligible for re-election. No person other than a director retiring at the meeting shall be appointed or re-appointed a director at any general meeting unless:-

(A)	he has been nominated by either Red or Olive HoldCo in accordance with article 78; or

(B)	he is recommended by the board (having first, in the case of a person intended to be an independent director, been proposed by the Nomination Committee); or

(C)	not less than seven nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or re-appointment together with confirmation in writing by that person of his willingness to be appointed or re-appointed.

83.	Position of Retiring Directors

A director who retires at an annual general meeting may, if willing to continue to act, be re-appointed. If he is re-appointed he is treated as continuing in office throughout. If he is not re-appointed, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to appoint someone in his place.

84.	Vacation of Office by Directors

Without prejudice to the provisions for retirement contained in these articles, the office of a director shall be vacated if:-

(A)	he resigns his office by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board; or

(B)	by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board, he offers to resign and the board resolves to accept such offer; or

(C)	he is, or becomes, ineligible to be (or is prohibited from being) a director under any applicable law or any provision of these articles or has been determined by a court of competent jurisdiction to have acted in material breach of laws or regulations or to have committed any serious criminal offence or material breach of any fiduciary duty or any other duty in relation to the company or the group; or

(D)	the board determines that he has committed gross misconduct in carrying out his or her functions or duties as a director or for other similar just cause; or

(E)	the board determines that he has acted in breach of the company’s or the group’s anti-corruption or sanctions policies, share dealing policies or otherwise has acted in a manner which might reasonably be expected to bring the company or the group into disrepute and has failed to remedy such breach, where capable of remedy, within five days of having been given notice by the company requiring him to do so; or

(F)	being a nominated director, he is identified in a notice given (or deemed to have been given) to the company in writing by Olive HoldCo or (as the case may be) Red for the purposes of this article 84 and sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board; or

(G)	being an independent director he can no longer be considered to meet the criteria required for him to be independent, in the reasonable opinion of the Nomination Committee, as notified in writing to the board; or

(H)	being an independent director, the board determines that he holds any operating responsibilities in the non-alcoholic ready-to-drink beverage bottling business in any territory which the company or the group operates from time to time.

If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board and the company shall procure, to the extent lawfully possible, his prompt removal from any board of directors of any member of the group.

85.	Executive Directors

Subject and without prejudice to article 86, the board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the company for such period and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the company or the company may have against the director for any breach of any contract of service between him and the company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

86.	Chief Executive Officer

(A)	Subject to articles 86(B) - (E) and following a nomination by the Nomination Committee, the board may appoint and, subject to applicable law, remove and replace the Chief Executive Officer of the company who will report to the board and who shall serve as a director of the board for so long as he or she is Chief Executive Officer.

(B)	The initial Chief Executive Officer shall, subject to articles 86(C) and (D), be appointed for a term of one year from the effective date.

(C)	The board may approve the extension of the initial 12-month term of office for the initial Chief Executive Officer for three months beginning from the end of the initial 12-month term.

(D)	Any other extension of the term of the initial Chief Executive Officer shall be subject to the approval of the board including:

(i)	if Olive HoldCo’s equity proportion is at least 15 per cent., at least one Olive HoldCo nominated director; and

(ii)	if Red’s equity proportion is at least 10 per cent., at least one Red nominated director.

(E)	Upon the initial Chief Executive Officer ceasing to hold office, the appointment of any subsequent Chief Executive Officers and any extension of their term of office shall be subject to the approval of the board including:

(i)	if Olive HoldCo’s equity proportion is at least 15 per cent., at least one Olive HoldCo nominated director; and

(ii)	if Red’s equity proportion is at least 10 per cent., at least one Red nominated director.

(F)	The board may remove the Chief Executive Officer at any time.

87.	Alternate Directors

(A)	A director who is suffering a bona fide incapacity (which prevents that person from actively participating in a meeting whether in person or otherwise) may appoint another director or any other person who is willing to act as his alternate for so long as he is so incapacitated. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

(B)	An alternate director shall be entitled to receive notice of all board meetings and of all meetings of committees of which the director appointing him is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting these articles shall apply as if he were a director.

(C)	Every person acting as an alternate director shall (except as regards the power to appoint an alternate and remuneration) be subject in all respects to these articles relating to directors and shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director but shall not be entitled to receive from the company any fee in his capacity as an alternate director.

(D)	Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

(E)	Any person appointed as an alternate director shall vacate his office as alternate director if (i) the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the company at which he is re-appointed) or removes him by notice to the company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office or (ii) the director who appointed him ceases to be incapacitated as contemplated by paragraph (A) above.

(F)	Every appointment or removal of an alternate director shall be made by notice and shall be effective (subject to paragraph (A) above) on receipt by the secretary of the notice.

Fees, Remuneration, Expenses and Pensions

88.	Directors’ Fees

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed £3,000,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the company.

89.	Additional Remuneration

Any director who performs services which in the opinion of the board or any committee authorised by the board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article.

90.	Expenses

Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company’s business or in the discharge of his duties as a director. The company may also fund a director’s or former director’s expenditure and that of a director or former director of any holding company of the company for the purposes permitted under the Companies Acts and may do anything to enable a director or former director or a director or former director of any holding company of the company to avoid incurring such expenditure as provided in the Companies Acts.

91.	Pensions and Gratuities for Directors

The board or any committee authorised by the board may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, or dependants of, or persons connected to, any director or former director provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the company or any body corporate which is or has been its subsidiary undertaking or any predecessor in business of the company or any such body corporate without the approval of an ordinary resolution of the company. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

Directors’ Interests

92.	Conflicts of Interest Requiring Board Authorisation

(A)	The board may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”).

(B)	A director seeking authorisation in respect of a Conflict shall declare to the board the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The director shall provide the board with such details of the relevant matter as are necessary for the board to decide how to address the Conflict together with such additional information as may be requested by the board.

(C)	Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the board shall be effected in the same way that any other matter may be proposed to and resolved upon by the board under the provisions of these articles save that:

(i)	the relevant director and any other director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority (and any requirement in article 104 for the relevant director or any other director with a similar interest to be present for a quorum to be formed shall be disregarded and deemed not to apply to such resolution); and

(ii)	the relevant director and any other director with a similar interest may, if the other members of the board so decide, be excluded from any board meeting while the Conflict is under consideration.

(D)	Where the board gives authority in relation to a Conflict, or where any of the situations described in article 93(B) apply in relation to a director (“Relevant Situation”):

(i)	the board may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the board or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict or Relevant Situation as it may determine;

(ii)	the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict or Relevant Situation;

(iii)

the board may provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(iv)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)	the board may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation or variation in accordance with the terms of such authority.

93.	Other Conflicts of Interest

(A)	If a director is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must declare the nature and extent of that interest to the directors in accordance with the Companies Acts.

(B)	Provided he has declared his interest in accordance with paragraph (A), a director may:

(i)	be party to, or otherwise interested in, any contract with the company or in which the company has a direct or indirect interest;

(ii)	hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the board may decide;

(iii)	act by himself or through a firm with which he is associated in a professional capacity for the company or any other company in which the company may be interested (otherwise than as auditor);

(iv)	be or become a director or other officer of, or employed by or a party to a transaction or arrangement with, or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company may be interested; and

(v)	be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

94.	Benefits

A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the company or the members for any remuneration, profit or other benefit realised by reason of his having any type of interest authorised under article 92(A) or permitted under article 93(B) and no contract shall be liable to be avoided on the grounds of a director having any type of interest authorised under article 92(A) or permitted under article 93(B).

95.	Quorum and Voting Requirements

(A)	A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested.

(B)	Where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum has a Relevant Interest in it.

(C)	A director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest arises only from one or more of the following matters:-

(i)	the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

(ii)	the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)	the giving to him of any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)	the funding by the company of his expenditure on defending proceedings or the doing by the company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)	where the company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(vi)	any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company;

(vii)	any contract concerning any other company (not being a company in which the director has a Relevant Interest) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(viii)	any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(ix)	any contract for the benefit of employees of the company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(x)	any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

(D)	A company shall be deemed to be one in which a director has a Relevant Interest if and so long as (but only if and so long as) he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

(E)	Where a company in which a director has a Relevant Interest is interested in a contract, he also shall be deemed interested in that contract.

(F)

If any question shall arise at any meeting of the board as to the interest of a director (other than the chairman of the meeting) in a contract and whether it is likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

(G)	Subject to these articles, the board may cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to these articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

96.	General

(A)	References in articles 92 to 95 and in this article to

(i)	a contract include references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract; and

(ii)	a conflict of interest include a conflict of interest and duty and a conflict of duties.

(B)	The company may by ordinary resolution suspend or relax the provisions of articles 92 to 95 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of articles 92 to 95.

Powers and Duties of the Board

97.	General Powers of Company Vested in Board

(A)	Subject to these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

(B)	Notwithstanding any other article, the company shall not and shall procure that no member of the group shall take any action or pass any resolution in relation to any matter in relation to which the approval of Olive HoldCo and/or Red or an Olive HoldCo nominated director and/or a Red nominated director is required, in each case without the prior approval of the board, including approval by (1) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director; and (2) if Red’s equity proportion is at least 10 per cent., one Red nominated director.

98.	Agents

(A)	The board can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

(B)	The board can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)	The board can:-

(i)	delegate any of its authority, powers or discretions to any manager or agent of the company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people it has appointed in any of these ways; and

(iv)	cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

(D)	The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

(E)	This article 98 is subject to the restrictions set out in article 109(A).

99.	Delegation to Individual Directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

100.	Registers

The company may keep an overseas or local or other register in any place and the board may make and vary such regulations as it may think fit respecting the keeping of the register.

101.	Provision for Employees

The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

Proceedings of the Board

102.	Board Meetings

A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting, provided that the board shall meet a maximum of six times per calendar year for scheduled routine meetings but shall meet additionally for the despatch of extraordinary business as necessary for the fulfilment by the directors of their duties. The board shall decide where board meetings take place. The chairman shall chair all meetings of the board at which s/he is present.

103.	Notice of Board Meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director may waive his entitlement to notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting. A board meeting shall be properly convened on notice properly given no fewer than 21 days before the date of the meeting or such shorter period as shall be consented to by a majority of the board (including if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director and, if Red’s equity proportion is at least 10 per cent., one Red nominated director) or as shall be reasonably necessary for the discharge by the directors of their duties in an emergency.

104.	Quorum

(A)	The quorum for a meeting of the directors is:

(i)	a sufficient number of independent directors currently serving as directors to constitute a majority of the directors present at the meeting;

(ii)	if Olive HoldCo’s equity proportion is 15 per cent. or more, at least one Olive HoldCo nominated director; and

(iii)	if Red’s equity proportion is 10 per cent. or more, at least one Red nominated director.

(B)	If a quorum is not present at a board meeting within 60 minutes of the time appointed for the start of the meeting, the meeting will be adjourned to the same time and place on the next working day in the United Kingdom. Notice of any such adjourned meeting shall be given to all directors. The quorum for any such reconvened meeting shall be a majority of the directors.

(C)	Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

105.	Directors below Minimum through Vacancies

The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number. If the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may fill vacancies and summon general meetings for the purpose of appointing further directors. If there are no directors or director able or willing to act, then any two members (excluding any member holding shares as treasury shares) may summon a general meeting for the purpose of appointing directors.

106.	Appointment of Chairman

(A)	If Olive HoldCo’s equity proportion is less than 25 per cent., the board, following nomination of a candidate by the Nomination Committee, may approve the appointment of such nominee to be the chairman of the board for a three year term, such approval to include the approval by (1) a simple majority of independent directors present and eligible to vote on the decision, (2) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director; and (3) if Red’s equity proportion is at least 10 per cent., one Red nominated director, and may at any time remove him from that office.

(B)	If the initial chairman is a director:

(i)	she shall serve as chairman of the board until the annual general meeting of the company in 2019; and

(ii)	following such term, she shall continue to serve as chairman of the board for up to two further three-year terms if the directors (other than directors nominated by Olive HoldCo) have not unanimously resolved otherwise and (1) at the end of either her initial term or (as the case may be) second term of office, Olive HoldCo’s equity proportion is at least 25 per cent. or (2) she has been elected as chairman in accordance with article 106(A)

(C)	If Olive Holdco’s equity proportion is at least 25 per cent.:

(i)	Olive HoldCo shall have the right to nominate an Olive HoldCo nominated director to act as chairman of the board for a three-year term. The appointment of any such nominee must be approved by the Board, which approval must, if Red’s equity proportion is at least 10 per cent., include the approval of at least one Red nominated director;

(ii)	if any such nominee is not so approved, Olive HoldCo shall have the right to nominate an alternative Olive HoldCo nominated director as chairman of the board for a three-year term. The appointment of any such nominee must be approved by the Board, which approval must, if Red’s equity proportion is at least 10 per cent., include the approval of at least one Red nominated director; and

(iii)	if such alternative candidate is not so approved, the Nomination Committee shall nominate a candidate to the board for appointment as chairman of the board for a three-year term. The appointment of any proposed nominee of the Nomination Committee must be approved by the board including approval by (1) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director; (2) if Red’s equity proportion is at least 10 per cent., one Red nominated director; and (3) a simple majority of all independent directors present and eligible to vote on the decision.

(D)	The term of any such chairman appointed in accordance with article 106(A) or 106(C) may be extended for further periods of three years with the approval of the board including:

(a)	a simple majority of independent directors present and eligible to vote on the decision;

(b)	if Olive HoldCo’s equity proportion is 15 per cent. or more, at least one Olive HoldCo nominated director; and

(c)	if Red’s equity proportion is 10 per cent. or more, at least one Red nominated director.

(E)	If a chairman of the board nominated by Olive HoldCo in accordance with article 106(C)(i) or (ii) is a director, that person may only be removed as chairman of the board prior to the end of his or her three year term by the unanimous approval of the board (for these purposes, such approval shall not require the approval of the Olive HoldCo nominated directors).

(F)	A chairman of the board who is appointed in accordance with article 106(A) or article 106(C)(iii)may at any time be removed from that office by the board.

(G)

The chairman of the board shall act as chairman at every meeting of the board. But if no chairman of the board is appointed, or if at any meeting the chairman is not present within thirty minutes after the time appointed for holding the meeting, if Olive HoldCo’s equity proportion is at least 25 per cent., Olive HoldCo may choose another Olive HoldCo nominated director to be chairman of the meeting and at all other times the directors present may choose one of their number to be chairman of the meeting.

107.	Competence of Meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board.

108.	Voting

Questions arising at any meeting shall be determined by a majority of votes cast. Each director is entitled to one vote on a board resolution. In the case of an equality of votes, the chairman will not have a second or casting vote.

109.	Delegation to Committees

(A)	Notwithstanding any other article, the board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, provided that the majority of persons on any committee or sub-committee must be directors and provided that the board may not delegate any of its powers, authorities or discretions which would have the effect of giving the committee the power to take any action which abrogates or has the effect of abrogating the authority of the board to make any decision affecting the company, without the consent of (1) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director and (2) if Red’s equity proportion is at least 10 per cent, one Red nominated director. References in these articles to committees include sub-committees permitted under this article.

(B)	From the effective date, there shall be:

(i)	an Audit Committee consisting of independent directors;

(ii)	a Nomination Committee consisting of a majority of independent directors and (1) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director; and (2) if Red’s equity proportion is at least 10 per cent., one Red nominated director;

(iii)	a Remuneration Committee consisting of a majority of independent directors and (1) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director; and (2) if Red’s equity proportion is at least 10 per cent., one Red nominated director;

(iv)	an Affiliated Transaction Committee consisting of a majority of independent directors and if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director. No Red nominated director may be a member of the Affiliated Transaction Committee; and

(v)	a Corporate Social Responsibility Committee consisting of a majority of independent directors and (1) if Olive HoldCo’s equity proportion is at least 15 per cent., one Olive HoldCo nominated director; and (2) if Red’s equity proportion is at least 10 per cent., one Red nominated director.

(C)	Subject to article 109(A) and 109(F), any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board, and subject to this shall be governed by such of these articles as regulate the proceedings of the board as are capable of applying.

(D)	The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

(E)	Any director shall be entitled to attend a meeting of a board committee as an observer subject to the following:

(i)	a director must provide prior written notice to the company of its intention to observe such meeting;

(ii)	a director who is interested in the business to be conducted at the relevant meeting shall not be entitled to attend such meeting insofar as it concerns such business; and

(iii)	a director who gives notice pursuant to article 109(E)(i) and who is not precluded by article 109(E)(ii) from attending the relevant meeting, will be given, and is entitled to access to, the same documents and information as a member of the relevant committee of the board and is entitled to receive notice of and attend and speak at, but not to vote at, meetings of the relevant committee.

(F)	Committees of the board are formed to provide recommendations to the board on certain matters. No committee of the Board shall be entitled to take any action on behalf of the board save as expressly set out in the relevant committee’s Terms of Reference or in the company’s Chart of Authority.

110.	Participation in Meetings

The board may conduct meetings by telephone or by any other means which will enable each director (a) to hear (or otherwise receive real-time communications made by) each of the other directors participating in the meeting and (b) to address (or otherwise communicate in real time with) all of the other directors participating in the meeting simultaneously, even if all the directors are not physically present in the same place. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly. If a technological link fails, the board meeting will be adjourned until the failure is rectified but, notwithstanding any other provision in these articles, the quorum for any such adjourned meeting shall be the quorum necessary for the initial board meeting.

111.	Resolution in Writing

A resolution in writing signed by all the directors who are at the relevant time entitled to receive notice of a meeting of the board and who would be entitled to vote on the resolution at a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned.

112.	Validity of Acts of Board or Committee

All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Seals

113.	Use of Seals

The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for any counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director and the secretary, or by at least two directors or by one director in the presence of a witness who attests the signature or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person.

Dividends and Other Payments

114.	Declaration of Dividends by Company

The company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

115.	Payment of Interim and Fixed Dividends by Board

The board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares.

116.	Calculation and Currency of Dividends

Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

(A)	all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(B)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid; and

(C)	dividends may be declared or paid in any currency.

The board may decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

117.	Amounts Due on Shares may be Deducted from Dividends

The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of those shares. Sums so deducted can be used to pay amounts owing to the company in respect of the shares.

118.	No Interest on Dividends

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

119.	Payment Procedure

(A)	Any dividend or other sum payable in cash by the company in respect of a share may be paid by any bank or other funds transfer or payment system or by such other means including, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system, as the holder (or joint holders) may in writing direct and the company may agree. Such payment may be made to or through such person as the holder (or joint holders) may direct in writing. The company shall have no responsibility for any sums lost or delayed in the course of payment by any such system or other means or where it has acted on any such directions and the making of payment by any such system or other means shall constitute a good discharge to the company.

(B)	In addition, any dividend or other sum may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder (or joint holders) may in writing direct. Every cheque, warrant or similar financial instrument shall, unless the holder (or joint holders) otherwise directs, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the financial institution on which it is drawn shall constitute a good discharge to the company.

(C)	In respect of the payment of any dividend or other sum, the board may decide, and notify the holder (or joint holders), that:

(i)	one or more of the means of payment described in paragraphs (A) and (B) above will be used for payment and, where more than one means will be used, a holder (or joint holders) may elect to receive the payment by one of the means so notified in the manner prescribed by the board;

(ii)	one or more such means will be used for the payment unless a holder (or joint holders) elects for another means of payment in the manner prescribed by the board; or

(iii)	one or more of such means will be used for the payment and that holders will not be able to elect to receive the payment by any other means.

The board may for this purpose decide that different methods of payment may apply to different holders or groups thereof.

(D)	If:

(i)	a holder (or joint holders) does not specify an address, or does not specify an account of a type prescribed by the board, or does not specify other details, and in each case that information is necessary in order to make a payment of a dividend or other sum by the means by which in accordance with this article the board has decided that a payment is to be made, or by which the holder (or joint holders) has validly elected to receive payment; or

(ii)	payment cannot be made by the company using the details provided by the holder (or joint holders),

the dividend or other sum shall be treated as unclaimed for the purposes of these articles.

(E)	Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares held by them.

(F)	Where a person is entitled by transmission to a share, any dividend or other sum payable by the company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address and where two or more persons are so entitled, any one of them may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares.

120.	Uncashed Dividends

The company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Subject to the provisions of these articles, the company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

121.	Forfeiture of Unclaimed Dividends

All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it.

122.	Dividends Not in Cash

Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct, and the board may in relation to any interim dividend direct, that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

123.	Scrip Dividends

The board may, if authorised by an ordinary resolution of the company, offer any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-

(A)	an ordinary resolution may specify some or all of a particular dividend (whether or not already declared) or may specify some or all of any dividends declared or paid within a specified period, but such period may not end later than the third anniversary of the date of the meeting at which the ordinary resolution is passed;

(B)	the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List (or any other publication of a recognised investment exchange showing quotations for the company’s ordinary shares) on such five consecutive dealing days as the board shall determine provided that the first of such days shall be on or after the day on which the ordinary shares are first quoted “ex” the relevant dividend or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit;

(C)	no fraction of any ordinary share shall be allotted. The board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the company and/or under which fractional entitlements are accrued and/or retained without interest and in each case accumulated on behalf of any holder of ordinary shares and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid ordinary shares and/or provisions whereby cash payments may be made to such holders in respect of their fractional entitlements;

(D)

the board, if it intends to offer an election in respect of any dividend, shall give notice to the holders of ordinary shares of the right of election offered to them, and specify the procedure to be followed which, for the avoidance of doubt, may include an election by means of a relevant system and the place at which, and the latest time by which, elections must be lodged in order for elections to be effective; no such notice need be given to holders of ordinary shares who have previously given election mandates in accordance with this article and whose mandates have not been revoked; the accidental omission to send or supply notice of any right of election to, or the non receipt (even if the company becomes aware of such failure to send or supply or non-receipt) of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(E)	the board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the board has authority to allot sufficient shares, to give effect to it after the basis of allotment is determined;

(F)	the board may exclude from any offer or make other arrangement in relation to any holders of ordinary shares where the board believes that such exclusion or arrangement is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, or the board believes that for any other reason the offer should not be made to them;

(G)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (for the purposes of this article “the elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount standing to the credit of any reserve or fund (including retained earnings) at the relevant time whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis. The board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(H)	the additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend;

(I)	unless the board otherwise determines, or unless the uncertificated securities rules otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared or paid in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election);

(J)	the board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(K)	the board may decide how any costs relating to making new shares available in place of a cash dividend will be met, including deciding to deduct an amount from the entitlement of a shareholder under this article; and

(L)	at any time before new ordinary shares are allotted instead of cash in respect of any part of a dividend, the board may determine that such new ordinary shares will not be allotted. Any such determination may be made before or after any election has been made by holders of ordinary shares in respect of the relevant dividend.

Capitalisation of Reserves

124.	Power to Capitalise Reserves and Funds

(A)	The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including retained earnings) at the relevant time, whether or not the same is available for distribution, and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the company held by those members respectively or in paying up in full shares, debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members or such of the members as may be referred to in such proposed resolution, or partly in one way and partly in the other;

(B)	The company may, upon the recommendation of the board and to the extent necessary to enable the company to comply with its obligations, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including retained earnings), whether or not the same is available for distribution, and accordingly that the amount to be capitalised be set free for distribution to such members and in such proportions as is necessary to comply with the company’s obligations, on the footing that it is applied in paying up in full shares of the company to be allotted and distributed credited as fully paid up among such members and in such proportions as is necessary to comply with the company’s obligations; and

(C)

For the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full shares of the company that are to be allotted and distributed as fully paid up; and (ii) where the amount capitalised is applied in paying up in full shares that are to be allotted and distributed as fully paid up, the company will also (if the resolution so specifies) be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly. The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons.

125.	Settlement of Difficulties in Distribution

Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

Record Dates

126.	Power to Choose Any Record Date

Notwithstanding any other provision of these articles, the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Records and Summary Financial Statements

127.	Inspection of Records

No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the company.

128.	Strategic Reports with Supplementary Material

The company may send or supply copies of its strategic reports with supplementary material to members of the company instead of copies of its full accounts and reports.

Service of Notices, Documents and Other Information

129.	Method of Service

(A)	Any notice, document (including a share certificate) or other information may be served on or sent or supplied to any member by the company:-

(i)	personally;

(ii)	by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member;

(iii)	by means of a relevant system;

(iv)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the company for that purpose;

(v)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this article; or

(vi)	by any other means authorised in writing by the member.

In the case of joint holders of a share, service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or supplying to all the joint holders.

(B)	In the case of joint holders of a share, anything to be agreed or specified in relation to any notice, document or other information to be served on or sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the senior shall be accepted to the exclusion of that of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

(C)	If on three consecutive occasions any notice, document or other information served on or sent or supplied to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices, documents or other information from the company until he shall have communicated with the company and supplied to the company (or its agent) a new registered address, or a postal address for the service of notices and the despatch or supply of documents and other information, or shall have informed the company of an address for the service of notices and the despatch or supply of documents and other information in electronic form. For these purposes, any notice, document or other information sent by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

(D)	The company may at any time and in its sole discretion choose (a) to serve, send or supply notices, documents or other information in hard copy form alone to some or all members and (b) not to serve, send or supply a notice, document or other information to a particular member where it considers this necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory.

130.	Record Date for Service

Any notice, document or other information may be served, sent or supplied by the company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or supply. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on or sent or supplied to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supply of that notice, document or other information.

131.	Members on Branch Registers

For a member registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

132.	Service of Notice on Person Entitled by Transmission

(A)	A person who is entitled by transmission to a share, upon supplying the company with a postal address for the service of notices and the despatch or supply of documents and other information and/or an address for the purposes of communications by electronic means shall be entitled to have served upon or sent or supplied to him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or, where applicable, to be notified at that address of the availability of the notice, document or other information on a website.

(B)	In either case, such service, sending or supply shall for all purposes be deemed a sufficient service, sending or supply of such notice, document or other information on all persons interested (whether jointly with or as claimants through or under him) in the share.

(C)	Otherwise, any notice, document or other information served on or sent or supplied to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or supplied in respect of any share registered in the name of that member as sole or joint holder.

(D)	The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all persons who are entitled to a member’s shares by transmission and may also in its sole discretion, where it considers necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory, determine not to serve, send or supply a particular notice, document or other information to any particular such person.

133.	Deemed Delivery

(A)	Any notice, document or other information, if served, sent or supplied by the company by post, shall be deemed to have been received on the day following that on which it was posted if first class post was used or 48 hours after it was posted if first class post was not used and, in proving that a notice, document or other information was served, sent or supplied, it shall be sufficient to prove that the notice, document or other information was properly addressed, prepaid and put in the post.

(B)	Any notice, document or other information not served, sent or supplied by post but left by the company at a registered address or at an address (other than an address for the purposes of communications by electronic means) notified to the company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been received on the day it was so left.

(C)	Any notice, document or other information served, sent or supplied by the company by means of a relevant system shall be deemed to have been received when the company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

(D)	Any notice, document or other information served, sent or supplied by the company using electronic means shall be deemed to have been received on the day on which it was sent notwithstanding that the company subsequently sends a hard copy of such notice, document or information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this article. In proving that a notice, document or other information served, sent or supplied by electronic means was served, sent or supplied, it shall be sufficient to prove that it was properly addressed.

(E)	Any notice, document or other information served, sent or supplied by the company by any other means authorised in writing by the member concerned shall be deemed to have been received when the company has carried out the action it has been authorised to take for that purpose.

134.	Notice When Post Not Available

If there is a suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom, the company need only give notice of a general meeting to those members with whom the company can communicate by electronic means and who have provided the company with an address for this purpose. The company shall also advertise the notice in at least one newspaper with a national circulation and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof. If at least six clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, the company shall send or supply confirmatory copies of the notice by post to those members who would otherwise receive the notice in hard copy form.

Destruction of Documents

135.	Presumptions Where Documents Destroyed

If the company destroys or deletes:-

(A)	any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation, or

(B)	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the company, or

(C)	any instrument of transfer of shares or Operator-instruction for the transfer of shares which has been registered by the company at any time after a period of six years has elapsed from the date of registration, or

(D)	any instrument of proxy which has been used for the purpose of a poll at any time after a period of one year has elapsed from the date of use, or

(E)	any instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates, or

(F)	any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it and the company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or Operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed or deleted was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. If the documents relate to uncertificated shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy or delete these documents. Nothing contained in this article shall be construed as imposing upon the company any liability which, but for this article, would not exist or by reason only of the destruction or deletion of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction or deletion of any document include references to its disposal in any manner.

Indemnity

136.	Indemnity of Directors

To the extent permitted by the Companies Acts, the company may indemnify any director or former director of the company or of any associated company against any liability and may purchase and maintain for any director or former director of the company or of any associated company insurance against any liability. No director or former director of the company or of any associated company shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

137.	Entrenchment

(A)	articles 73, 78(B), 78(C), 78(D), 78(E), 82(A), 84(F), 86(D), 86(E), 97(B), 103, 104(A), 106(A) to 106(E), 106(G), the second proviso in 109(A), 109(B), 109(B)(v), 137(A) and 138 (together with any definitions referred to therein) may be amended or repealed only with the prior consent of (1) to the extent affecting rights exercisable by Red and/or a Red nominated director and if Red’s equity proportion is at least 10 per cent., Red and (2) to the extent affecting rights exercisable by Olive Holdco and/or an Olive HoldCo nominated director and if Olive HoldCo’s equity proportion is at least 15 per cent., Olive HoldCo.

(B)	the requirement in article 75(B) that a majority of directors must be independent directors, articles 79(A), 106(A), 106(C)(iii), 106(D)(a),109(B),109(B)(v), this article 137(B) and 138 may only be amended or repealed with the prior consent of a majority of the independent directors.

138.	Provisions Ceasing to Have Effect

Notwithstanding any other provision of these articles:

(A)	If circumstances arise that allow the company to so require, it shall certify that such is the case and thereupon, the “Entrenched Provisions” (being the articles referred to in articles 137(A) and/or (B) other than for the avoidance of doubt this article 138) shall cease to have effect. On the date that such circumstances arise, article 104(A) shall be replaced by the following: “The quorum for a meeting of the directors is the presence (including participation in accordance with article 110) of a majority of directors” and articles 106(A) to 106(E) shall be replaced by the following: “The board may appoint a director to be chairman of the board and may at any time remove such person from that office”.

(B)	On the date on which Red’s equity proportion is less than 5%, Red shall cease to have any rights and obligations under the Entrenched Provisions.

(C)	On the date on which Olive HoldCo’s equity proportion is less than 5%, Olive HoldCo shall cease to have any rights and obligations under the Entrenched Provisions and articles 106(A) to 106(E) shall be replaced by the following: “The board (with the approval of at least one Red nominated director if Red’s equity proportion is at least 10 per cent.) may appoint a director to be chairman of the board and may at any time remove such person from that office”.

(D)	If circumstances arise that allow the company to so require, it shall certify that such is the case and thereupon, Red shall cease to have any rights under the Entrenched Provisions.

(E)	If circumstances arise that allow the company to so require, it shall certify that such is the case and thereupon, Olive HoldCo shall cease to have any rights under the Entrenched Provisions and articles 106(A) to 106(E) shall be replaced by the following: “The board (with the approval of at least one Red nominated director if Red’s equity proportion is at least 10 per cent.) may appoint a director to be chairman of the board and may at any time remove such person from that office” .

(F)	If circumstances arise that allow the company to so require, it shall certify that such is the case and thereupon, the Entrenched Provisions shall cease to have effect. On the date that such circumstances arise, article 104(A) shall be replaced by the following: “The quorum for a meeting of the directors is the presence (including participation in accordance with article 110) of a majority of directors” and articles 106(A) to 106(E) shall be replaced by the following: “The board may appoint a director to be chairman of the board and may at any time remove such person from that office”.

(G)	If circumstances arise that allow the company to so require, it shall certify that such is the case and thereupon, Red shall cease to have any rights under the Entrenched Provisions (other than articles 78(C), 78(D) and 78(E)).

(H)	If circumstances arise that allow the company to so require, it shall certify that such is the case and thereupon, Olive HoldCo shall cease to have any rights under the Entrenched Provisions (other than articles 78(B), 78(D) and 78(E)) and articles 106(A) to 106(E) shall be replaced by the following: “The board (with the approval of at least one Red nominated director if Red’s equity proportion is at least 10 per cent.) may appoint a director to be chairman of the board and may at any time remove such person from that office”.

(I)	If circumstances arise that allow the company to require that any rights and/or obligations under the Entrenched Provisions shall (other than pursuant to articles 138(D), 138(E), 138(F), 138(G) or 138(H)) cease to have effect, it shall certify that such is the case and thereupon, such rights and/or obligations under the Entrenched Provisions shall cease to have effect.